UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Exchange Offers
On March 16, 2020, Cleveland-Cliffs Inc. (“Cliffs”) settled its previously announced exchange offers and consent solicitations (the “Exchange Offers”) for (i) any and all 6.375% Senior Notes due 2025 (the “Existing AK Steel 2025 Notes”) issued by AK Steel Corporation (“AK Steel”), a wholly owned subsidiary of AK Steel Holding Corporation (“AK Holding”), and held by certain eligible holders for up to an equal aggregate principal amount of new 6.375% Senior Notes due 2025 (the “New Cliffs 2025 Notes”) issued by Cliffs and (ii) any and all 7.00% Senior Notes due 2027 (the “Existing AK Steel 2027 Notes” and, together with the Existing AK Steel 2025 Notes, the “Existing AK Steel Notes”) issued by AK Steel and held by certain eligible holders for up to an equal aggregate principal amount of new 7.00% Senior Notes due 2027 (the “New Cliffs 2027 Notes” and, together with the New Cliffs 2025 Notes, the “New Cliffs Notes”) issued by Cliffs, in each case, on the terms and subject to the conditions set forth in the Cliffs Offering Memorandum and Consent Solicitation Statement, dated January 14, 2020, as amended. The Exchange Offers were made in connection with the acquisition of AK Holding by Cliffs that closed on March 13, 2020.
New Cliffs Notes
Pursuant to the Exchange Offers, Cliffs issued approximately (i) $231.8 million in aggregate principal amount of New Cliffs 2025 Notes and (ii) $335.4 million in aggregate principal amount of New Cliffs 2027 Notes.
The New Cliffs 2025 Notes mature on October 15, 2025 and bear interest at a rate of 6.375% per annum, payable semi-annually on April 15 and October 15 of each year. The New Cliffs 2027 Notes mature on March 15, 2027 and bear interest at a rate of 7.00% per annum, payable semi-annually on March 15 and September 15 of each year.
The New Cliffs Notes are general unsecured senior obligations of Cliffs and rank equally in right of payment with all of Cliffs’ existing and future senior unsecured indebtedness and rank senior in right of payment to all of its existing and future subordinated indebtedness. The New Cliffs Notes are effectively subordinated to Cliffs’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The New Cliffs Notes are guaranteed on a senior unsecured basis by Cliffs’ material direct and indirect wholly owned domestic subsidiaries and, therefore, are structurally senior to any of Cliffs existing and future indebtedness that is not guaranteed by such guarantors, including any Existing AK Steel Notes that remain outstanding following the completion of the Exchange Offers, and are structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries that do not guarantee the New Cliffs Notes.
The New Cliffs Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The terms of the New Cliffs 2025 Notes are governed by an indenture, dated as of March 16, 2020 (the “2025 Notes Indenture”), and the terms of the New Cliffs 2027 Notes are governed by an indenture, dated as of March 16, 2020 (the “2027 Notes Indenture” and, together with the 2025 Notes Indenture, the “Indentures”), in each case among Cliffs, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Indentures contain customary covenants that, among other things, limit Cliffs’ and its subsidiaries' ability to create liens on property that secure indebtedness, enter into sale and leaseback transactions and merge, consolidate or amalgamate with another company. Upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indentures, Cliffs is required to offer to repurchase the New Cliffs Notes of the applicable series at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Cliffs may redeem the New Cliffs 2025 Notes and New Cliffs 2027 Notes, in whole or in part, on or after October 15, 2020 and March 15, 2022, respectively, at the redemption prices set forth in the respective Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, and prior to October 15, 2020 and March 15, 2022, respectively, at a redemption price equal to 100% of the principal amount thereof, in either case, plus the “make-whole” premium set forth in the respective Indenture, plus accrued and unpaid interest, if any, to, but not including, the respective date of redemption. Cliffs may also redeem up to 35% of the aggregate principal amount of the New Cliffs 2025 Notes on or prior to October 15, 2020 at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption with the net cash proceeds of one or more equity offerings.
The Indentures contain customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indentures will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding New Cliffs Notes of either series issued under the Indentures to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the New Cliffs Notes.
Registration Rights Agreements
In connection with the issuance of the New Cliffs Notes, Cliffs also entered into registration rights agreements, each dated March 16, 2020 (the “Registration Rights Agreements”), among Cliffs, as issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as dealer manager (the “Dealer Manager”) with respect to the New Cliffs 2025 Notes and New Cliffs 2027 Notes, respectively. Under the Registration Rights Agreements, Cliffs and the guarantors agreed, for the benefit of the holders of the New Cliffs Notes of each series, that they will, subject to certain exceptions (1) within 365 days after the issue date of the New Cliffs Notes, file a registration statement on an appropriate registration form with respect to a registered offer to exchange the New Cliffs Notes for notes (the “Exchange Notes”) registered under the Securities Act, which shall also be guaranteed by the guarantors, with terms substantially identical in all material respects to the New Cliffs Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (2) promptly after the effectiveness of the registration statement for the offer to exchange, offer the Exchange Notes in exchange for surrender of the New Cliffs Notes and (3) keep the offer to exchange open for not less than 20 business days after the date the notice of the offer to exchange is mailed to holders of the New Cliffs Notes. Under certain circumstances, Cliffs has agreed to file a shelf registration statement under the Securities Act with respect to the resale of the New Cliffs Notes.
If Cliffs does not comply with certain of its obligations under the Registration Rights Agreements, subject to limitations set forth in the Registration Rights Agreements, Cliffs will be required to pay additional interest to holders of New Cliffs Notes in an amount equal to 0.25% per annum on the principal amount of the New Cliffs Notes for the first 90 days following such default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.00% per annum.
The Dealer Manager has in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for Cliffs and its affiliates for which it has received, and may in the future receive, customary compensation and reimbursement of expenses.
Remaining Existing AK Steel Notes
Following the consummation of the Exchange Offers, AK Steel had outstanding approximately (i) $38.4 million in aggregate principal amount of Existing AK Steel 2025 Notes and (ii) $56.3 million in aggregate principal amount of Existing AK Steel 2027 Notes. The Existing AK Steel Notes were issued under an indenture, dated as of May 11, 2010 (as supplemented and amended, with respect to each series of Existing AK Steel Notes, the “Existing AK Steel Notes Indentures”) in each case by and among AK Steel, AK Holding, the subsidiary guarantors party thereto and U.S. Bank National Association, as Trustee. In connection with the Exchange Offers, AK Steel solicited the consents of the holders of the Existing AK Steel Notes to amend the Existing AK Steel Notes Indentures to remove certain covenants, restrictive provisions and events of default, which amendments became operative on March 16, 2020. The Existing AK Steel Notes are the senior unsecured obligations of AK Steel and are guaranteed by AK Holding and certain of AK Steel’s subsidiaries.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Indentures and the New Cliffs Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	March 16, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary